Exhibit 99.1
For further information:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com

Katie Manzel
Investor Relations Officer
312-564-6818
kmanzel@theprivatebank.com
For Immediate Release
PrivateBancorp, Inc. Raises $194 Million in New Capital
CHICAGO, November 2, 2009 — PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it has closed its recently announced underwritten public offering of common stock, which included the full exercise of the underwriters’ overallotment option, and issued a total of 22.2 million shares for net proceeds of $181.2 million to the Company after deducting underwriting commissions. Of that amount, approximately $35.3 million was purchased by certain funds managed by GTCR Golder Rauner II, L.L.C.
In addition, GTCR has purchased approximately $12.8 million of non-voting common stock of the Company, or 1.6 million shares, through an exercise of preemptive rights (based on the aggregate public offering amount less the amount purchased by GTCR in the public offering).
The shares of common stock in the public offering were issued pursuant to a prospectus supplement to the prospectus filed as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-150767). The net proceeds from the offering, as well as from the sale of non-voting common stock, will qualify as tangible common equity and Tier 1 capital and will be used to further capitalize the Company’s banks in order to support continued growth and for working capital and other general corporate purposes, including possible FDIC-assisted acquisition transactions subject to satisfying eligibility requirements to participate in such transactions. In addition, as a result of these transactions, the Company is now eligible to request that the U.S. Department of the Treasury reduce the number of shares of common stock issuable upon exercise of the warrant held by the U.S. Treasury by 50 percent to 645,013 shares.
J.P. Morgan Securities Inc. was the sole book-running manager for the offering. SunTrust

Robinson Humphrey, Inc. was lead manager. Robert W. Baird & Co. Incorporated, Keefe, Bruyette & Woods, Inc. and William Blair & Company, L.L.C. were co-managers.
About PrivateBancorp, Inc.
PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and approximately $12.1 billion in assets as of September 30, 2009. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of its markets.
Forward-Looking Statements
Statements contained in this release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could affect the Company’s expectations concerning the offering, including without limitation the application of the net proceeds from the offering and the sale of non-voting common stock, or which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, continued deterioration of general economic and business conditions, including the real estate and financial markets, in the U.S. and in the Company’s markets; further deterioration in asset quality, including transactions extended directly for commercial real estate property investment, and to investors in real estate projects; difficult commercial real estate market conditions and collateral values and absorption of projects available for lease remaining soft; the effect of continuing weak economic conditions on industry segments, in addition to commercial real estate, causing an increase in under-performing and non-performing loans; changes in legal or regulatory requirements or the results of regulatory examinations that could adversely impact the Company’s business and financial condition or restrict growth, including its ability to pursue FDIC-assisted transactions; additional adverse developments in its loan or investment portfolios; any need to continue to further increase the Company’s allowance for loan losses; unforeseen difficulties, higher than expected costs and the inability to manage operational risks associated with the continued execution of the Company’s Strategic Growth Plan; and the risks and other factors disclosed in the Company’s public filings with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.